UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 2, 2018

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma	74146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 622-4522

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2018, the Company promoted Heather Cobb, 42, to the position of Chief Sales and Marketing Officer. Under this new position, Mrs. Cobb will oversee the sales of the UBAM Division as well as the Company’s marketing strategies, promotions, branding and product selection. Ms. Cobb has served as the Company’s Sales Manager of the UBAM Division from 2011 to 2014 and most recently as Vice President of the UBAM Division since 2014. The UBAM Division represents in excess of 90% of the Company’s overall net sales.

Also on July 31, 2018, the Company promoted Craig White, 48, to the position of Chief Operating Officer. Under this new position, Mr. Craig White will oversee the operations and information technology departments of the Company. Mr. Craig White has served as the Company’s Vice President of Information Technology since 2004. Mr. Craig White is the son of Randall White, the Company’s Chairman, CEO and President.

Both of these officers are eligible to receive a base salary and bonus as described under “Executive Compensation” and “Compensation Committee Report” on pages 11 through 12 of the Company’s Proxy Statement related to its 2018 Annual Meeting of Shareholders, as originally filed with the United States Securities and Exchange Commission on June 16, 2018 (and such descriptions are incorporated herein by this reference). Neither of these officers are receiving a salary increase in connection with their promotion. Both of these officers will be eligible to participate in any future awards granted under the recently approved Long Term Equity Incentive Plan; however, no awards have been made under such plan to date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATIONAL DEVELOPMENT CORPORATION
Date:	August 2, 2018	By:/s/ Randall White
Name: Randall White Title: President and Chief Executive Officer